Exhibit 99.1

FOR IMMEDIATE RELEASE

Supernus Announces Second Quarter 2013 Earnings Conference Call and Webcast

Rockville, MD, August 6, 2013 --Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), today announced that the Company expects to report financial results for the quarter ended June 30, 2013 after the market closes on Tuesday August 13, 2013.  Supernus will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to review the financial results, as well as provide an update on other business matters of the Company.

A live webcast will be available at www.supernus.com.  The webcast will be archived on the Company's website for 30 business days following the live call.

Callers should dial in approximately 10 minutes prior to the start of the call. The phone number to join the conference call is +1(877) 288-1043 (U.S. and Canada) or +1 (970) 315-0267(international and local). The access code for the live call is 24463288.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has one marketed product for epilepsy, Oxtellar XR™ (extended-release oxcarbazepine), and one tentatively approved product for epilepsy, Trokendi XR™ (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591